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                                                                    EXHIBIT 10.3

                             SHAREHOLDERS' AGREEMENT

         This SHAREHOLDERS' AGREEMENT (the "Agreement"), dated as of July 14, 1998, is made by and among American Retirement Corporation, a Tennessee corporation ("ARC"), and Robert G. Roskamp ("Roskamp").

         WHEREAS, Roskamp has received 822,000 shares of common stock, par value $.01 per share, of ARC (the "Common Stock") in connection with the merger of Freedom Group, Inc., a Florida corporation ("FGI"), with and into ARC pursuant to that certain Agreement and Plan of Merger, dated May 29, 1998, by and among ARC, FGI, and the shareholders of FGI (the "Merger Agreement"); and

         WHEREAS, ARC and Roskamp desire to enter into this Agreement to set forth certain rights and obligations of Roskamp.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, ARC and Roskamp agree as follows:

         1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

                  "Affiliate" means (a) any member of Roskamp's immediate family, or (b) any Person that, directly or indirectly through one or more intermediaries, is controlled by Roskamp or any member of his immediate family, with control being presumed by a greater than 10% ownership interest.

                  "Disinterested Members of the Board of Directors of ARC" means the members of the Board of Directors of ARC other than Roskamp, any Affiliate of Roskamp, and the director appointed pursuant to Section 2 hereof.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

                  "Holder" means Roskamp and his Permitted Transferee(s), if any.

                  "Merger Shares" means shares of Common Stock received by Roskamp pursuant to the Merger Agreement.

                  "Permitted Transferee" means a family member of Roskamp or a trust for the benefit of Roskamp or a family member of Roskamp; provided such transferee agrees to be bound by the terms of this Agreement as if such transferee were originally named as a party herein and delivers to ARC the agreement set forth as Exhibit A hereto.



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                  "Person" means an individual, a corporation, a limited
liability company, a partnership, an association, a joint stock company, a trust, or any unincorporated organization.

                  "Registration Rights Agreement" means the Registration Rights Agreement, dated the date hereof, between ARC and certain of the former shareholders of FGI.

         2. Board Representation.

                  (a) As soon as practicable following the date hereof, the Board of Directors of ARC shall take action to enlarge the Board of Directors and appoint Roskamp to serve as a Class II director of ARC, which class will stand for reelection at ARC's annual meeting of shareholders to be held during 1999. During the term of this Agreement and for so long as the Holders own greater than fifty percent (50%) of the Merger Shares (the "Director Term"), ARC shall use its best efforts to cause Roskamp or Roskamp's designee (the "Roskamp Designee") to be recommended to ARC's shareholders for election as a Class II director at each annual meeting of ARC's shareholders at which Class II directors stand for reelection. In the event the Roskamp Designee serving as a director ceases to serve as a director of ARC during the Director Term as a result of death or resignation, ARC shall appoint as a Class II director such other person as Roskamp may designate.

                  (b) ARC shall have the right to approve the Roskamp Designee, such approval not to be unreasonably withheld.

         3. Disposition of Shares. So long as this Agreement remains in effect, except for transfers by Roskamp to a Permitted Transferee or in connection with the sale of Merger Shares pursuant to the terms of the Registration Rights Agreement, no Holder or any of his or its Affiliates will, directly or indirectly, without the prior written consent of the majority of the Disinterested Members of the Board of Directors of ARC, sell, transfer, pledge, or otherwise dispose, by gift or otherwise, during any thirty day (30) period a number of shares of Common Stock which exceeds the greater of: (x) one percent of the shares of Common Stock then outstanding, and (y) the average weekly reported trading volume of the Common Stock on the New York Stock Exchange or such other exchange or quotation system on which the Common Stock is then traded for the four calender weeks preceding the date of the first such sale, transfer, pledge, or other disposition.

         4. Restrictions on Certain Other Transactions. So long as this Agreement remains in effect, no Holder or any of his or its Affiliates will, directly or indirectly, without the prior written consent of the majority of the Disinterested Members of the Board of Directors of ARC:

                  (a) acquire, or offer or propose to acquire, beneficial ownership of any shares of Common Stock or other securities of ARC (or direct or indirect rights or options to acquire any securities of ARC), except by way of stock dividends or other distributions made in respect of the Merger Shares;




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                  (b) acquire or agree to acquire, by purchase or otherwise, more than one percent (1%) of any class of equity securities of any Person that, prior to the time of such acquisition, is publicly disclosed (by filing with the Securities and Exchange Commission or otherwise) or is otherwise known by such Holder or his or its Affiliate to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock or other securities of ARC (or direct or indirect rights or options to acquire any securities of ARC);

                  (c) solicit proxies, seek to induce any other Person to solicit proxies, or become a "participant" in a "solicitation" of proxies, as those terms are defined in Item 4 of Schedule 14A and Rule 14A-1 under the Exchange Act, in respect of any shares of capital stock of ARC or call any shareholders meeting or initiate or propose, or otherwise solicit shareholders of ARC to approve or disapprove, any shareholder proposal;

                  (d) enter into any shareholders' agreement or other agreement of similar effect with respect to the ownership or disposition of any shares of Common Stock, the voting of any shares of Common Stock, or the control of ARC, or deposit any securities in a voting trust or subject such securities to a voting trust agreement or any other agreement of similar effect with respect to ARC, other than, in each such case, an agreement, voting trust, or other arrangement involving only Holders and their respective Affiliates;

                  (e) seek to advise, encourage, or influence any Person with respect to the voting of any securities of ARC, or induce, attempt to induce, or in any manner assist any other Person in initiating any shareholder proposal for a tender or exchange offer for securities of ARC or any change of control of ARC, or for the purpose of convening a shareholders meeting of ARC;

                  (f) take any action (or permit any investment banker, attorney, accountant, or any other representative retained by any Holder or their respective Affiliates to take any action on behalf of such Holder or Affiliate), directly or indirectly, to (A) acquire or affect control of ARC, (B) participate in, or encourage the formation of, any "group" (as defined in Rule 13d-5 under the Exchange Act) with respect to any shares of capital stock of ARC (other than a group consisting solely of Holders and their Affiliates), or (C) initiate contact with any Person in an effort to solicit, encourage, or assist that Person in any proposal for a merger or other business combination involving ARC or for the acquisition of any of ARC's capital stock or any of ARC's assets;

                  (g) make any public announcement or make any written or oral proposal or invitation to discuss any possibility, intention, plan, or arrangement relating to a tender or exchange offer for securities of ARC or a business combination (or other similar transaction that would result in a change of control), sale of assets, liquidation, or other extraordinary corporate transaction between the Holders or any of their respective Affiliates and ARC or take any action that might require ARC to make a public announcement regarding any of the foregoing; or




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                  (h) enter into any oral or written contract, arrangement, or understanding (including, without limitation, any contract, arrangement, or understanding referred to in Item 6 of Schedule 13D under the Exchange Act) with respect to any of the foregoing, except for this Agreement and the Registration Rights Agreement.

         5. Voting of Shares of Common Stock. During the Director Term, the Holders shall vote, and shall use their best efforts to cause their Affiliates to vote, at all meetings of shareholders of ARC, all shares of Common Stock then owned by them in favor of the persons nominated by ARC's Board of Directors to serve on the Board of Directors of ARC.

         6. Termination of this Agreement. This Agreement shall terminate upon the earlier of (a) the execution and delivery by ARC and the Holders of a written agreement terminating this Agreement, or (b) such time as the Holders and their Affiliates own less than 1% of the then outstanding Common Stock.

         7. Share Certificates. The certificates representing the Merger Shares subject to this Agreement shall bear the following legend:

         "NOTICE: THE SALE, ASSIGNMENT, TRANSFER, OR OTHER DISPOSITION OR ENCUMBRANCE OF THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE AND THE VOTING THEREOF ARE SUBJECT TO CERTAIN TERMS AND RESTRICTIONS CONTAINED IN A SHAREHOLDERS' AGREEMENT, DATED AS OF JULY 14, 1998, BY AND AMONG AMERICAN RETIREMENT CORPORATION AND ROBERT G. ROSKAMP."

         8. Assignment; Benefit. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, assigns, executors, administrators, or successors. Neither ARC nor Roskamp shall assign its respective rights or obligations hereunder without the written consent of the other parties hereto.

         9. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Tennessee applicable to agreements made and to be performed wholly within that jurisdiction, without regard to the conflict of laws principles thereof.

         10. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be effective upon the earlier of (a) hand delivery or delivery by telecopy or facsimile at the address or number designated below if delivered on a business day during normal business hours where such notice is to be received, or the first business day following such delivery if delivered other than on a business day during normal business hours where such notice is to be received or (b) on the third business day following the



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date of mailing, by registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below:

                           If to ARC:

                           American Retirement Corporation
                           111 Westwood Place, Suite 402
                           Brentwood, Tennessee 37027
                           Telecopy: (615) 221-2269
                           Attention: Chief Executive Officer

                           With a copy to:

                           Bass, Berry & Sims PLC
                           2700 First American Center
                           Nashville, Tennessee 37238
                           Telecopy: (615) 742-2766
                           Attention: T. Andrew Smith

                           If to Roskamp:

                           Robert G. Roskamp
                           1401 Manatee Avenue West, Suite 800
                           Bradenton, FL 34205
                           Telecopy:

         ARC may from time to time change its address for notices under this
Section 10 by giving at least 10 days' written notice of such changed address to Roskamp. Roskamp may from time to time change his address for notices under this
Section 10 by giving at least 10 days' written notice of such changed address to ARC.

         11. Entire Agreement; Integration. This Agreement supersedes all prior and contemporaneous agreements between or among any of the parties hereto with respect to the subject matter contained herein and therein and this Agreement embodies the entire understanding among the parties relating to such subject matter.

         12. Injunctive Relief. Each of the parties hereto acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that in the event of such a breach hereof the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach hereof. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.



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         13. Headings. The headings are for convenience of reference only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

         14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which shall together constitute one and the same instrument. All signatures need not be on the same counterpart.

         15. Severability. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity and enforceability of the remaining provisions of this Agreement, unless the result thereof would be unreasonable, in which case the parties hereto shall negotiate in good faith as to appropriate amendments hereto.

         16. Amendment and Waiver. This Agreement may be amended, and the observance of any term hereof may be waived, only with the written consent of ARC and Roskamp, or their respective successors and assigns. No such amendment or waiver will extend to or affect any obligation, covenant, or agreement not expressly amended or waived or impair any right consequent thereon. No course of dealing between ARC and Roskamp, or their respective successors and assigns, nor any delay in exercising any rights hereunder shall operate as a waiver of any rights hereunder.

         17. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees (including any fees incurred in any appeal) in addition to its costs and expenses and any other available remedy.

         18. No Third Party Beneficiaries. This Agreement is intended for the benefit of ARC and Roskamp and his Permitted Transferees and is not for the benefit of, nor may any provision hereof be enforced by, any other person.



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         IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

                                       AMERICAN RETIREMENT CORPORATION


                                       By:    /s/ H. Todd Kaestner
                                              ----------------------------------
                                       Name:  /s/ H. Todd Kaestner
                                              ----------------------------------
                                       Title: Executive Vice President
                                              ----------------------------------


                                       ROBERT G. ROSKAMP


                                       /s/ Robert G. Roskamp
                                       -----------------------------------------



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                                    Exhibit A


                              AGREEMENT TO BE BOUND
                         BY THE SHAREHOLDERS' AGREEMENT


         The undersigned, being the transferee of __________ shares of the common stock, par value $.01 per share, of American Retirement Corporation, a Tennessee corporation (the "Company"), as a condition to the receipt of such securities, acknowledges that matters pertaining to such securities are governed by the Shareholders' Agreement, dated as of _______________, 1998 (the "Agreement"), initially between the Company and Robert G. Roskamp ("Roskamp") and the undersigned hereby (1) acknowledges receipt of a copy of the Agreement, and (2) agrees to be bound by the terms of the Agreement, with the same effect as if the undersigned were originally named as a party under the Agreement.

         Agreed to this _____ day of ______________, ______.



                                    ________________________________

                                    ________________________________*

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*Include address for notices.






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